Exhibit 99.2

IAC REPORTS Q3 2015 RESULTS AND
ANNOUNCES CONTRACT EXTENSION WITH GOOGLE

NEW YORK— October 26, 2015—IAC (NASDAQ: IACI) released third quarter 2015 results today and published management’s prepared remarks on the Investors section of its website at www.iac.com/Investors.

SUMMARY RESULTS

($ in millions except per share amounts)

	Q3 2015	Q3 2014	Growth
Revenue	$838.6	$782.2	7%

Adjusted EBITDA	141.1	134.6	5%
Adjusted Net Income	90.3	82.0	10%
Adjusted EPS	1.01	0.92	10%

Operating Income	87.1	101.0	-14%
Net Income	65.6	326.8	-80%
GAAP Diluted EPS	0.74	3.68	-80%

See reconciliations of GAAP to non-GAAP measures beginning on page 11.

Q3 2015 HIGHLIGHTS

•                  IAC announced that it has extended its partnership with Google for four more years.  The new agreement, through which Google will continue to provide IAC and its network partners with sponsored listings and other search-related services, runs from the end of IAC’s current agreement on March 31, 2016 and continues through March 31, 2020.

•                  The Match Group revenue increased 19%, or 25% excluding the effects of foreign exchange, driven by 17% growth in Dating Average PMC(1) to nearly 4.2 million globally and the contribution from The Princeton Review.  The Match Group Adjusted EBITDA increased 37% versus Q3 2014.

•                  Within Search & Applications, Applications queries and revenue increased 28% and 2%, respectively, the first quarter of revenue growth since Q3 2013, driven by 20% growth from B2C.

•                  In the Media segment, Vimeo grew paid subscribers 22% to over 650,000 with revenue increasing 27%.  Vimeo also expanded its Vimeo on Demand content catalog to nearly 27,000 titles from over 8,000 creators, with over one million buyers using the service in 217 countries and territories cumulatively.

•                  In the eCommerce segment, HomeAdvisor domestic revenue (84% of total HomeAdvisor revenue) increased 46%, the 8th consecutive quarter of accelerated growth, driven by a 53% increase in service requests and over 30% growth in paying service professionals.  Total eCommerce Adjusted EBITDA increased 100% versus the prior year period driven by total HomeAdvisor revenue growing 32%.

•                  On October 16, 2015, Match Group, Inc. filed a Form S-1 registration statement with the Securities and Exchange Commission relating to the proposed initial public offering of its common stock, originally announced on June 25, 2015.  The initial public offering is expected to be completed during the fourth quarter of 2015.

•                  IAC declared a quarterly cash dividend of $0.34 per share, payable on December 1, 2015 to IAC stockholders of record as of the close of business on November 15, 2015.

Note 1: Please see Page 6 for the definition of Average PMC.

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DISCUSSION OF FINANCIAL AND OPERATING RESULTS

	Q3 2015	Q3 2014	Growth
	$ in millions
Revenue
Search & Applications	$377.1	$394.7	-4%
The Match Group (2)	274.2	230.2	19%
Media	57.3	49.9	15%
eCommerce	130.0	107.8	21%
Intercompany Elimination	(0.1)	(0.3)	65%
	$838.6	$782.2	7%
Adjusted EBITDA
Search & Applications	$74.4	$93.1	-20%
The Match Group (2)	84.3	61.4	37%
Media	(7.7)	(7.7)	-1%
eCommerce	7.7	3.9	100%
Corporate	(17.6)	(16.1)	-9%
	$141.1	$134.6	5%
Operating Income (Loss)
Search & Applications	$65.4	$80.4	-19%
The Match Group (2)	71.9	66.4	8%
Media	(8.3)	(8.7)	5%
eCommerce	4.2	(1.6)	NM
Corporate	(46.2)	(35.5)	-30%
	$87.1	$101.0	-14%

Note 2:  The figures in the table above are for The Match Group segment and include DailyBurn, which will not be part of Match Group, Inc., the company undertaking the proposed initial public offering.  Excluding the results for DailyBurn and, after giving effect to carve-out allocations of Corporate general and administrative expenses, Match Group, Inc. revenue and Adjusted EBITDA for Q3 2015 are $269.0 million and $82.7 million, respectively, reflecting growth of 18% and 30%, respectively, over the prior year period.  Match Group, Inc. operating income for Q3 2015 is $58.4 million, reflecting a decline of 7% over the prior year period.

Search & Applications

Websites revenue decreased 10% due primarily to a decline in revenue at Ask.com and certain legacy businesses, partially offset by strong growth at About.com driven primarily by increased marketing.  Applications revenue increased 2% due to 20% growth in B2C driven by higher queries from our desktop search applications and the contribution from mobile applications (via our acquisition of Apalon on November 3, 2014), partially offset by lower revenue in B2B.  Adjusted EBITDA decreased 20% due primarily to the lower revenue at Ask.com, certain legacy businesses and B2B, as well as a significant increase in marketing spend in B2C.

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The Match Group

Dating revenue grew 11% due to 11% growth in both the North America and International businesses driven by increased Average PMC, partially offset by foreign exchange effects at the International business.  Excluding foreign exchange effects, total Dating revenue would have increased 17% and International revenue would have increased 29%.  Non-dating(3) revenue grew 108%, benefiting from a full quarter contribution from The Princeton Review (acquired on August 1, 2014).  Adjusted EBITDA increased 37% due primarily to the higher revenue and the prior year period impact related to the write-off of $9.3 million of deferred revenue in connection with The Princeton Review and FriendScout24 acquisitions, partially offset by $2.5 million of costs in the current year period related to the ongoing consolidation and streamlining of our technology systems and European operations at our Dating businesses.  Operating income increased 8% as the prior year period benefited from a $14.3 million contingent consideration fair value adjustment.

Media

Revenue grew 15% versus the prior year due primarily to strong growth at Vimeo.  The Adjusted EBITDA loss reflects increased investment in Vimeo, partially offset by increased profits from Electus.

eCommerce

Revenue and Adjusted EBITDA increased 21% and 100%, respectively, due to significant growth at HomeAdvisor.

Corporate

Adjusted EBITDA loss increased due primarily to certain transaction related costs, as well as higher compensation costs.  Operating loss reflects an increase of $8.5 million in stock-based compensation expense due primarily to the modification of certain equity awards in the current year period.

Note 3: Includes The Princeton Review, Tutor.com and DailyBurn.

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OTHER ITEMS

Q3 2015 Other income, net includes a $33.6 million pre-tax gain from a real estate transaction.

The effective tax rates for continuing operations and Adjusted Net Income in Q3 2015 were 38% and 37%, respectively.  The effective tax rates were higher than the statutory rate due to state taxes, partially offset by foreign income taxed at lower rates.

The Q3 2014 income tax benefit of $59.8 million from continuing operations was primarily due to an $88.2 million reduction in tax reserves related to the expiration of the statutes of limitations for federal income taxes for the years 2001 through 2009 during Q3 2014.

The effective tax rate for Adjusted Net Income in Q3 2014 was 26%.  The Q3 2014 effective tax rate was lower than the statutory rate due primarily to the $12.8 million reduction in tax reserves related to the expiration of the statutes of limitations for federal income taxes for the years 2001 through 2009 during Q3 2014.  The Q3 2014 income tax benefit of $175.7 million to discontinued operations was due to the reduction in tax reserves related to the expiration of the statutes of limitations for federal income taxes for the years 2001 through 2009.  The total impact to Net Income in Q3 2014 was $263.9 million.

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LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2015, IAC had 83.0 million common and class B common shares outstanding.  As of October 23, 2015, the Company had 5.6 million shares remaining in its stock repurchase authorization.  IAC may purchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors IAC management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

As of September 30, 2015, IAC had $820.4 million in cash and cash equivalents and marketable securities as well as $1.0 billion in long-term debt.  The Company has $300 million in unused borrowing capacity under its revolving credit facility.  On October 7, 2015, the Company amended and extended its revolving credit facility, which will now expire on the five-year anniversary of the amendment and, concurrently, Match Group, Inc. executed a $500 million five-year revolving credit facility.  The Match Group, Inc. credit facility is also currently undrawn.

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OPERATING METRICS

	Q3 2015	Q3 2014	Growth

SEARCH & APPLICATIONS (in millions)
Revenue
Websites (a)	$188.1	$209.1	-10%
Applications (b)	189.0	185.6	2%
Total Revenue	$377.1	$394.7	-4%

Websites Page Views (c)	5,437	7,103	-23%
Applications Queries (b)	5,706	4,456	28%

THE MATCH GROUP
Dating Revenue (in millions)
North America (d)	$158.6	$142.5	11%
International (e)	76.6	68.9	11%
Total Dating Revenue	$235.1	$211.4	11%

Dating Paid Subscribers(f) (in thousands)
North America (d)	2,641	2,462	7%
International (e)	1,534	1,149	34%
Total Dating Paid Subscribers	4,175	3,611	16%

Dating Average PMC (f) (g) (in thousands)
North America (d)	2,676	2,457	9%
International (e)	1,491	1,101	35%
Total Dating Average PMC	4,167	3,558	17%

HOMEADVISOR (in thousands)
Domestic Service Requests (h)	2,908	1,903	53%
Domestic Accepts (i)	3,034	2,164	40%

International Service Requests (h)	273	237	16%
International Accepts (i)	406	423	-4%

(a)	Websites revenue is principally composed of Ask.com, About.com, CityGrid, Dictionary.com, Investopedia, PriceRunner and Ask.fm.
(b)	Applications includes B2C, including SlimWare and Apalon, and B2B.
(c)	Websites page views include Ask.com, About.com, CityGrid, Dictionary.com, Investopedia and PriceRunner.
(d)	North America includes Match, Chemistry, People Media, OkCupid, Tinder and other dating businesses operating within the United States and Canada.
(e)	International includes Meetic, Tinder and all dating businesses operating outside of the United States and Canada.
(f)

In the registration statement on Form S-1 filed by Match Group, Inc. on October 16, 2015, Match Group, Inc. refers to “paid subscribers” as “paid members.” Beginning in Q4 2015, we will no longer disclose “paid subscribers” and will continue to disclose Average PMC.

(g)

Average PMC is calculated by summing the number of paid subscribers, or paid member count (PMC), at the end of each day in the relevant measurement period and dividing it by the number of calendar days in that period.

(h)	Fully completed and submitted customer service requests on HomeAdvisor.
(i)	The number of times service requests are accepted by service professionals. A service request can be transmitted to and accepted by more than one service professional.

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DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	10/23/15	Dilution at:

Share Price			$68.70	$70.00	$75.00	$80.00	$85.00

Absolute Shares as of 10/23/15	83.0		83.0	83.0	83.0	83.0	83.0

RSUs and Other	7.6		7.6	7.5	7.1	6.7	6.3
Options	7.2	$51.50	2.0	2.0	2.3	2.6	2.8

Total Dilution			9.6	9.6	9.4	9.3	9.2
% Dilution			10.4%	10.3%	10.2%	10.0%	9.9%
Total Diluted Shares Outstanding			92.6	92.5	92.4	92.2	92.2

CONFERENCE CALL

IAC will audiocast a conference call to answer questions regarding the Company’s third quarter 2015 results and management’s published remarks on Tuesday, October 27, 2015, at 8:30 a.m. Eastern Time.  This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s business.  The live audiocast will be open to the public at, and management’s remarks have been posted on, www.iac.com/Investors.

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GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenue	$838,561	$782,231	$2,382,205	$2,278,793
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	205,261	224,695	580,090	644,659
Selling and marketing expense	337,226	278,321	1,014,289	849,410
General and administrative expense	134,122	106,987	378,265	311,973
Product development expense	46,859	40,691	138,546	118,352
Depreciation	15,625	14,133	46,693	44,208
Amortization of intangibles	12,338	16,451	39,304	41,836
Total operating costs and expenses	751,431	681,278	2,197,187	2,010,438

Operating income	87,130	100,953	185,018	268,355

Equity in earnings (losses) of unconsolidated affiliates	398	(612)	(78)	(9,397)
Interest expense	(15,992)	(14,009)	(45,270)	(42,119)
Other income (expense), net	34,000	4,113	39,826	(58,810)
Earnings from continuing operations before income taxes	105,536	90,445	179,496	158,029
Income tax (provision) benefit	(40,510)	59,816	(34,722)	8,542
Earnings from continuing operations	65,026	150,261	144,774	166,571
Earnings (loss) from discontinued operations, net of tax	17	175,730	(11)	174,048
Net earnings	65,043	325,991	144,763	340,619
Net loss attributable to noncontrolling interests	568	821	6,558	4,082
Net earnings attributable to IAC shareholders	$65,611	$326,812	$151,321	$344,701

Per share information attributable to IAC shareholders:
Basic earnings per share from continuing operations	$0.79	$1.81	$1.82	$2.05
Diluted earnings per share from continuing operations	$0.74	$1.70	$1.71	$1.93

Basic earnings per share	$0.79	$3.91	$1.82	$4.15
Diluted earnings per share	$0.74	$3.68	$1.71	$3.91

Dividends declared per common share	$0.34	$0.34	$1.02	$0.82

Stock-based compensation expense by function:
Cost of revenue	$307	$453	$846	$904
Selling and marketing expense	2,442	775	7,284	1,628
General and administrative expense	21,683	14,094	56,320	35,753
Product development expense	2,577	2,010	7,419	5,212
Total stock-based compensation expense	$27,009	$17,332	$71,869	$43,497

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IAC CONSOLIDATED BALANCE SHEET

($ in thousands)

	September 30,	December 31,
	2015	2014
ASSETS

Cash and cash equivalents	$766,448	$990,405
Marketable securities	53,937	160,648
Accounts receivable, net	246,978	236,086
Other current assets	178,883	166,742
Total current assets	1,246,246	1,553,881

Property and equipment, net	299,078	302,459
Goodwill	1,769,141	1,754,926
Intangible assets, net	459,921	491,936
Long-term investments	138,825	114,983
Other non-current assets	114,107	56,693
TOTAL ASSETS	$4,027,318	$4,274,878

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable, trade	$68,448	$81,163
Deferred revenue	237,947	194,988
Accrued expenses and other current liabilities	347,062	397,803
Total current liabilities	653,457	673,954

Long-term debt	1,000,000	1,080,000
Income taxes payable	23,641	32,635
Deferred income taxes	417,326	409,529
Other long-term liabilities	62,476	45,191

Redeemable noncontrolling interests	25,227	40,427

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	254	252
Class B convertible common stock	16	16
Additional paid-in capital	11,459,267	11,415,617
Retained earnings	391,492	325,118
Accumulated other comprehensive loss	(144,488)	(87,700)
Treasury stock	(9,861,350)	(9,661,350)
Total IAC shareholders’ equity	1,845,191	1,991,953
Noncontrolling interests	—	1,189
Total shareholders’ equity	1,845,191	1,993,142
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,027,318	$4,274,878

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IAC CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Nine Months Ended September 30,
	2015	2014

Cash flows from operating activities attributable to continuing operations:
Net earnings	$144,763	$340,619
Less: (loss) earnings from discontinued operations, net of tax	(11)	174,048
Earnings from continuing operations	144,774	166,571
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Stock-based compensation expense	71,869	43,497
Depreciation	46,693	44,208
Amortization of intangibles	39,304	41,836
Impairment of long-term investments	1,304	64,281
Excess tax benefits from stock-based awards	(49,147)	(41,320)
Deferred income taxes	(7,851)	88,739
Equity in losses of unconsolidated affiliates	78	9,397
Acquisition-related contingent consideration fair value adjustments	(17,906)	(13,781)
Gain on real estate transaction	(33,586)	—
Other adjustments, net	13,852	10,080
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(25,822)	(12,779)
Other assets	(13,746)	(8,735)
Accounts payable and other current liabilities	(17,453)	(24,183)
Income taxes payable	(13,748)	(114,584)
Deferred revenue	45,674	41,667
Other changes in assets and liabilities, net	(182)	(233)
Net cash provided by operating activities attributable to continuing operations	184,107	294,661
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(43,286)	(244,196)
Capital expenditures	(44,558)	(39,033)
Proceeds from maturities and sales of marketable debt securities	192,928	998
Purchases of marketable debt securities	(93,134)	(110,886)
Purchases of long-term investments	(25,073)	(17,703)
Other, net	4,456	11,924
Net cash used in investing activities attributable to continuing operations	(8,667)	(398,896)
Cash flows from financing activities attributable to continuing operations:
Principal payment on long-term debt	(80,000)	—
Purchase of treasury stock	(200,000)	—
Dividends	(84,947)	(68,505)
Issuance of common stock, net of withholding taxes	(40,197)	(4,823)
Excess tax benefits from stock-based awards	49,147	41,320
Purchase of noncontrolling interests	(29,899)	(30,328)
Funds returned from escrow for Meetic tender offer	—	12,354
Acquisition-related contingent consideration payments	(5,712)	(7,659)
Other, net	512	(1,397)
Net cash used in financing activities attributable to continuing operations	(391,096)	(59,038)
Total cash used in continuing operations	(215,656)	(163,273)
Total cash used in discontinued operations	(190)	(171)
Effect of exchange rate changes on cash and cash equivalents	(8,111)	(5,288)
Net decrease in cash and cash equivalents	(223,957)	(168,732)
Cash and cash equivalents at beginning of period	990,405	1,100,444
Cash and cash equivalents at end of period	$766,448	$931,712

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RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

($ in millions; rounding differences may occur)

	Nine Months Ended September 30,
	2015	2014
Net cash provided by operating activities attributable to continuing operations	$184.1	$294.7
Capital expenditures	(44.6)	(39.0)
Tax refunds related to sales of a business and an investment	(2.1)	(0.8)
Free Cash Flow	$137.5	$254.8

For the nine months ended September 30, 2015, consolidated Free Cash Flow decreased $117.4 million due primarily to lower Adjusted EBITDA and higher income tax payments.

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net earnings attributable to IAC shareholders	$65,611	$326,812	$151,321	$344,701
Stock-based compensation expense	27,009	17,332	71,869	43,497
Amortization of intangibles	12,338	16,451	39,304	41,836
Acquisition-related contingent consideration fair value adjustments	(960)	(14,281)	(17,906)	(13,781)
Gain on sale of VUE interests and related effects	—	(50,542)	—	(48,588)
Discontinued operations, net of tax	(17)	(175,730)	11	(174,048)
Impact of income taxes and noncontrolling interests	(13,646)	(38,068)	(41,262)	(56,836)
Adjusted Net Income	$90,335	$81,974	$203,337	$136,781

GAAP Basic weighted average shares outstanding	82,910	83,591	82,924	83,088
Options and RSUs, treasury method	5,990	5,199	5,323	5,167
GAAP Diluted weighted average shares outstanding	88,900	88,790	88,247	88,255
Impact of RSUs	470	385	410	325
Adjusted EPS weighted average shares outstanding	89,370	89,175	88,657	88,580

GAAP Diluted earnings per share	$0.74	$3.68	$1.71	$3.91

Adjusted EPS	$1.01	$0.92	$2.29	$1.54

For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding, including performance-based RSUs outstanding that the Company believes are probable of vesting.  For GAAP diluted EPS purposes, RSUs, including performance-based RSUs for which the performance criteria have been met, are included on a treasury method basis.

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the three months ended September 30, 2015
	Adjusted EBITDA	Stock-based compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$74.4	$—	$(3.8)	$(6.7)	$1.5	$65.4
The Match Group	84.3	(1.1)	(6.2)	(4.4)	(0.8)	71.9
Media	(7.7)	—	(0.3)	(0.4)	0.2	(8.3)
eCommerce	7.7	(0.4)	(2.2)	(0.9)	—	4.2
Corporate	(17.6)	(25.4)	(3.2)	—	—	(46.2)
Total	$141.1	$(27.0)	$(15.6)	$(12.3)	$1.0	$87.1

Match Group, Inc.	$82.7	$(13.1)	$(6.1)	$(4.4)	$(0.8)	$58.4

	For the three months ended September 30, 2014
	Adjusted EBITDA	Stock-based compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$93.1	$—	$(3.6)	$(9.1)	$—	$80.4
The Match Group	61.4	(0.1)	(5.8)	(3.3)	14.3	66.4
Media	(7.7)	(0.2)	(0.2)	(0.6)	—	(8.7)
eCommerce	3.9	(0.1)	(2.0)	(3.3)	—	(1.6)
Corporate	(16.1)	(16.9)	(2.6)	—	—	(35.5)
Total	$134.6	$(17.3)	$(14.1)	$(16.5)	$14.3	$101.0

Match Group, Inc.	$63.5	$(5.8)	$(5.8)	$(3.3)	$14.3	$62.9

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the nine months ended September 30, 2015
	Adjusted EBITDA	Stock-based compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$226.2	$—	$(11.1)	$(20.6)	$3.8	$198.3
The Match Group	175.0	(3.8)	(19.9)	(14.1)	11.5	148.7
Media	(37.8)	(0.3)	(0.7)	(1.2)	2.6	(37.4)
eCommerce	7.3	(1.2)	(6.3)	(3.4)	—	(3.6)
Corporate	(45.7)	(66.5)	(8.8)	—	—	(120.9)
Total	$325.0	$(71.9)	$(46.7)	$(39.3)	$17.9	$185.0

	For the nine months ended September 30, 2014
	Adjusted EBITDA	Stock-based compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$266.5	$—	$(13.1)	$(24.8)	$—	$228.5
The Match Group	178.2	(0.3)	(17.2)	(6.8)	13.6	167.4
Media	(24.5)	(0.5)	(0.7)	(1.6)	0.2	(27.1)
eCommerce	11.2	(0.1)	(5.6)	(8.6)	—	(3.1)
Corporate	(47.2)	(42.5)	(7.5)	—	—	(97.3)
Total	$384.1	$(43.5)	$(44.2)	$(41.8)	$13.8	$268.4

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IAC’S PRINCIPLES OF FINANCIAL REPORTING

IAC reports Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  IAC endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and goodwill and intangible asset impairments and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements.  We believe Adjusted EBITDA is a useful measure for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors.  Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments.  The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business, from which capital investments are made and debt is serviced.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net earnings attributable to IAC shareholders excluding, net of tax effects and noncontrolling interests, if applicable: (1) stock-based compensation expense, (2) acquisition-related items consisting of (i) amortization of intangibles and goodwill and intangible asset impairments and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, (3) income or loss effects related to IAC’s former passive ownership in VUE, and (4) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results taking into account depreciation, which management believes is an ongoing cost of doing business, as well as other charges that are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting.  This differs from the GAAP method for including RSUs, which are treated on a treasury method, and performance-based RSUs, which are included for GAAP purposes only to the extent the performance criteria have been met (assuming the end of the reporting period is the end of the contingency period).  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges, which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.  Adjusted Net Income and Adjusted EPS have the same limitations as Adjusted EBITDA, and in addition, Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

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Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  In addition, Free Cash Flow excludes, if applicable, tax payments and refunds related to the sales of certain businesses and investments, including IAC’s interests in VUE, an internal restructuring and dividends received that represent a return of capital due to the exclusion of the proceeds from these sales and dividends from cash provided by operating activities.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements.  Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Stock-based compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of stock options, restricted stock units and performance-based RSUs.  These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method; however, performance-based RSUs are included only to the extent the performance criteria have been met (assuming the end of the reporting period is the end of the contingency period).  We view the true cost of stock options, restricted stock units and performance-based RSUs as the dilution to our share base, and such awards are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS.  Upon the exercise of certain stock options and vesting of restricted stock units and performance-based RSUs, the awards are settled, at the Company’s discretion, on a net basis, with the Company remitting the required tax-withholding amount from its current funds.

Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses relating primarily to acquisitions.  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as content, technology, customer lists, advertiser and supplier relationships, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value.  These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or ongoing costs of doing business.

Income or loss effects related to IAC’s former passive ownership in VUE are excluded from Adjusted Net Income and Adjusted EPS because IAC had no operating control over VUE, which was sold for a gain in 2005, had no way to forecast this business, and did not consider the results of VUE in evaluating the performance of IAC’s businesses.

Free Cash Flow

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes.  In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events.  We manage our business for cash and we think it is of utmost importance to maximize cash — but our primary valuation metrics are Adjusted EBITDA and Adjusted EPS.

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OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on October 27, 2015, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: IAC’s future financial performance, IAC’s business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters.  These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets in which IAC’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, operational and financial risks relating to acquisitions, changes in industry standards and technology, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release.  IAC does not undertake to update these forward-looking statements.

About IAC

IAC (NASDAQ: IACI) is a leading media and Internet company. It is organized into four segments: Match Group, which includes dating and education businesses with brands such as Match, OkCupid, Tinder and The Princeton Review; Search & Applications, which includes brands such as About.com, Ask.com, Dictionary.com and Investopedia; Media, which consists of businesses such as Vimeo, Electus, The Daily Beast and CollegeHumor; and eCommerce, which includes HomeAdvisor and ShoeBuy. IAC’s brands and products are among the most recognized in the world reaching users in over 200 countries. IAC is headquartered in New York City and has offices worldwide.

Contact Us

IAC Investor Relations

Mark Schneider / Alexandra Caffrey

(212) 314-7400

IAC Corporate Communications

Isabelle Weisman

(212) 314-7361

IAC

555 West 18th Street, New York, NY 10011 (212) 314-7300 http://iac.com

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